Exhibit 99.7

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by [ ] on [ ], 2012.
Vote by Internet • Go to www.envisionreports.com/KCG • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
FOR ALL OF THE PROPOSALS
+

	For	Against	Abstain

1.  To approve the Amended and Restated Agreement and Plan of Merger, dated as of December 19, 2012 and amended and restated as of April 15, 2013, by and among Knight Capital Group, Inc., GETCO Holding Company, LLC, KCG Holdings, Inc. (formerly Knight Holdco, Inc.) and certain other parties thereto.

	☐	☐	☐

2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Knight’s named executive officers in connection with the mergers.	☐	☐	☐

3. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement.	☐	☐	☐

4. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, Executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by duly authorized officer.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of

proxy materials for the Special Meeting of Stockholders.

The Proxy Statement is available at:

www.edocumentview.com/kcg

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — KNIGHT CAPITAL GROUP, INC

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [        ], 2013

The undersigned hereby appoints Thomas M. Joyce and Thomas M. Merritt, and each of them, the true and lawful attorneys and proxies, with full power of substitution, to attend the Special Meeting of Stockholders of Knight Capital Group, Inc. (the “Company”) to be held on [        ], 2013 at [        ] at [        ], and at any adjournment or postponement thereof, and to vote all shares of Class A Common Stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated below.

All shares of Company Class A Common Stock that are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not subsequently properly revoked will be voted at the Special Meeting in accordance with the instructions indicated therein. If no instructions are indicated for any particular matter or matters, such proxies will be voted in accordance with the Board of Directors’ recommendations as set forth therein with respect to such proposal(s).

(Continued and to be marked, dated and signed, on the other side).